SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES ACT OF 1934

Date of Report (Date of earliest event reported):

January 26, 2005

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NORFOLK SOUTHERN CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	1-8339	52-1188014
(State or other jurisdiction	(Commission	(IRS Employer
Of incorporation)	File Number)	Identification No.)

Three Commercial Place
Norfolk, Virginia  23510-9241
(Address of principal executive offices)

(757) 629-2680
(Registrant's telephone number, including area code)

No Change
(Former name or former address, if changed since last report)

Item 2.02        Results of Operations and Financial Condition and
Item 7.01        Regulation FD Disclosure

On January 26, 2005, the Registrant issued a press release, attached hereto as Exhibit 99.  The press release, which reports 2004 fourth quarter and year end results, includes financial measures not calculated in accordance with U.S. generally accepted accounting principles ("GAAP").  The non-GAAP financial measures, as defined in SEC Regulation G, are reconciled within the release.

Specifically, the release excludes costs related to a voluntary separation program and an asset impairment charge from fourth quarter 2003 net income for the purposes of comparing it to fourth quarter 2004 net income.  The release also excludes the third-quarter noncash gain from the Conrail corporate reorganization from 2004 net income for the purposes of comparing it to 2003 net income.  For comparison to corresponding 2004 periods, the release excludes costs related to the voluntary separation program from 2003 fourth quarter and year-end income from railway operations and railway operating expenses, which is used to calculate the operating ratios for the same periods.  These non-GAAP measures should be considered in addition to, not as a substitute for, the measures reported in the financial statements prepared in accordance with GAAP.  Management is of the opinion that net income, income from railway operations and railway operating expenses, excluding the items discussed above, may be more indicative of operating results for comparison to future periods and to other companies and it intends to use these non-GAAP financial measures for comparison purposes at its analysts' meeting scheduled today and in future comparisons to the relevant periods.

 SIGNATURES

                                                                        NORFOLK SOUTHERN CORPORATION
                                                                        (Registrant)

                                                                             /s/ Dezora M. Martin

                                                                       _________________________________
                                                                       Name:     Dezora M. Martin
                                                                       Title:        Corporate Secretary

Date:  January 26, 2005

EXHIBIT INDEX

Exhibit
Number          Description

99                    On January 26, 2005, the Registrant issued a Press Release, attached hereto as an Exhibit 99.